EXHIBIT 32.2

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of The Sarbanes-Oxley Act of 2002, the undersigned certifies that:

1. The accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the accompanying Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Digiliti Money Group, Inc.

Date: May 15, 2017	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer